Exhibit 10.1

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of January 2, 2025, by and between Intelligent Protection Management Corp. (f/k/a Paltalk, Inc.), a Delaware corporation (the “Company”), and NewtekOne, Inc., a Maryland corporation (“Newtek”). The Company and Newtek are sometimes collectively referred to herein as the “Parties” and individually as a “Party.” Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, the Company, Newtek, Newtek Technology Solutions, Inc., a New York corporation and wholly owned subsidiary of Newtek (“NTS”), PALT Merger Sub 1, Inc., a New York corporation and direct, wholly owned subsidiary of the Company (“Merger Sub I”), PALT Merger Sub 2, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of the Company (“Merger Sub II”), entered into that certain Agreement and Plan of Merger, dated as of August 11, 2024 (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which (a) Merger Sub I merged with and into NTS, with NTS continuing as the surviving entity (the “Interim Surviving Entity”) (such merger begin referred to herein as the “First Step Merger”), and (b) immediately following the consummation of the First Step Merger, the Interim Surviving Entity merged with and into Merger Sub II, with Merger Sub II continuing as the surviving entity (the “Second Step Merger” and, together with the First Step Merger, the “Mergers”);

WHEREAS, as partial consideration in the Mergers, the Company (i) issued Newtek 4,000,000 shares (the “Closing Stock Consideration”) of Series A Non-Voting Common Equivalent Stock, par value $0.001 per share (the “Company Preferred Stock”), and (ii) agreed to issue to Newtek a number of shares of Company Preferred Stock pursuant to Section 3.6 of the Merger Agreement based on certain financial metrics of the Company for the 2025 and 2026 fiscal years (the “Earn-Out Stock Consideration Amount” and, together with the Closing Stock Consideration, the “Subject Preferred Stock”); and

WHEREAS, pursuant to the terms of the Merger Agreement, among other things, the Company has agreed to provide registration rights with respect to the Registrable Securities underlying the Closing Stock Consideration and the Earn-Out Stock Consideration Amount, if any.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1. Resale Registration.

(a) As soon as practicable following the Closing (as defined in the Merger Agreement), the Company shall use its reasonable best efforts to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 or any similar short-form registration statement, in each case, covering the resale of all the Registrable Securities (as determined as of two (2) Business Days prior to such filing) (any such registration statement filed pursuant to this Section 1(a), a “Resale Shelf”); provided that the Parties acknowledge and agree that the sale of any Registrable Securities registered under such Resale Shelf may be subject to restrictions imposed by this Agreement and/or applicable securities laws. Such Resale Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, Newtek.

(b) The Company agrees to use reasonable best efforts to cause such Resale Shelf, or another shelf registration statement that includes all Registrable Securities, to (i) become effective as soon as reasonably practicable following the filing thereof and (ii) remain effective until the date on which Newtek ceases to hold any Registrable Securities (the “Effectiveness Obligation Period”). Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Registrable Securities proposed to be registered under a Resale Shelf due to limitations on the use of Rule 415 of the Securities Act for the resale of Registrable Securities by Newtek, such Resale Shelf shall register for resale the maximum number of Registrable Securities as is permitted. In the event the number of Registrable Securities to be registered for Newtek is reduced, as promptly as practicable after being permitted to register additional Registrable Securities under Rule 415 under the Securities Act, the Company shall amend the Resale Shelf or file a new Resale Shelf to register such Registrable Securities not included in the initial Resale Shelf and use its reasonable best efforts to cause such amendment or Resale Shelf to become effective as promptly as practicable.

(c) The Company shall use its reasonable best efforts to keep all such Resale Shelfs filed pursuant to this Section 1 continuously effective under the Securities Act, including by filing successive replacement or renewal registration statements in accordance with this Section 1, in order to permit the prospectus forming a part thereof to be usable by Newtek until the earlier of (i) the expiration of the Effectiveness Obligation Period and (ii) such shorter period as the Parties may agree in writing.

(d) At any time and from time to time that a Resale Shelf is effective, if Newtek requests the registration under the Securities Act of additional Registrable Securities pursuant to such Resale Shelf, the Company shall as promptly as practicable amend or supplement the Resale Shelf to cover such additional Registrable Securities.

(e) Notwithstanding anything herein to the contrary, if the Company determines (in its sole discretion) that it is not able to register all of the Registrable Securities on Form S-3 or any similar short-form registration statement, then in lieu of filing one or more Resale Shelfs with the Commission registering the resale of the Registrable Securities, the Company will file a registration statement on Form S-1 or any successor form or similar long-form registration statement (a “Long-Form Registration”) covering the resale of all the Registrable Securities (as determined as of two (2) Business Days prior to such filing). If a Long-Form Registration is required pursuant to this Section 1(e), the term “Resale Shelf” as used in this Agreement shall also be deemed to include such Long-Form Registration.

Section 2. Demand Registrations.

(a) Requests for Underwritten Takedowns. Subject to Section 2(b) below and the other terms and conditions of this Agreement, at any time following the effectiveness of a Resale Shelf pursuant to Section 1, Newtek may request that the Company file a prospectus, prospectus supplement or post-effective amendment, as applicable, to a Resale Shelf covering the sale of all or a portion of its Registrable Securities in an underwritten offering (each such request, a “Demand Notice”). All underwritten offerings requested pursuant to this Section 2(a) by Newtek are referred to herein as an “Underwritten Takedown.” Each Demand Notice shall specify the number of Registrable Securities requested to be offered. The Company shall include in such Underwritten Takedown (and in all related registrations and qualifications under state blue sky laws and in compliance with other registration requirements) all Registrable Securities with respect to which the Company has received a written request for inclusion therein within thirty (30) days after the Company’s receipt of the Demand Notice.

(b) Priority of Registrable Securities for Demand Registrations. If the managing underwriter(s) in an Underwritten Takedown advise the Company in writing that, in their reasonable opinion, the number of securities requested to be included in such offering exceeds the number of securities which marketing factors permit to be sold in such offering, then the Company shall include in such offering only that number of securities that, in the opinion of such underwriter(s), marketing factors permit to be sold in such offering, and the securities that are included in such offering shall be allocated pro rata among the respective holders thereof with the following priority: (i) first, pro rata between the securities of other persons or entities that the Company is obligated to register in a registration pursuant to separate written contractual arrangements with such persons and the Registrable Securities pursuant to Newtek’s rights under Section 2(a), and (ii) second, the securities the Company proposes to sell.

(c) Restrictions on Demand Registrations. During the Effectiveness Obligation Period, Newtek shall be entitled to a maximum of five (5) Underwritten Takedowns; provided, however that the Company shall not be obligated to effect any Underwritten Takedown within ninety (90) days after the pricing of a previous Underwritten Takedown.

(d) Selection of Underwriters. Newtek shall have the right to select the investment banker(s) and manager(s) to administer any Underwritten Takedown, subject to reasonable consultation with the Company.

Section 3. Piggyback Registrations.

(a) Right to Piggyback.

(i) If the Company proposes to register any shares of Common Stock under the Securities Act on its own account (a “Primary Registration”) or for the account of others after the one (1) year anniversary of the Closing (other than (A) pursuant to a registration on Form S-8, or any successor form, relating to equity securities issuable upon exercise of employee stock options in connection with any employee benefit or similar plan of the Company, (B) in connection with a direct or indirect business combination involving the Company and another Person, (C) for an exchange offer or offering of securities solely to the existing shareholders of the Company or its subsidiaries, (D) for a dividend reinvestment plan or similar plan or (E) pursuant to a registration statement required to be filed, pursuant to Chapter 11 of Title 11 of the United States Code and/or applicable non-bankruptcy law, in accordance with a Chapter 11 plan of an current or former equity holder of the Company, the Company shall provide notice (the “Piggyback Notice”) to Newtek at least twenty (20) Business Days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall set forth Newtek’s rights under this Section 3(a) and shall offer Newtek the opportunity to include in such registration statement the number of Registrable Securities proposed to be registered as Newtek may request (a “Piggyback Registration”), subject to the other terms and conditions of this Agreement, including, without limitation, the provisions of Section 3(c) and Section 3(d) of this Agreement. In no event shall a Piggyback Registration be considered an Underwritten Takedown for purposes of Section 2.

(ii) Upon the request of Newtek made within ten (10) Business Days of the Piggyback Notice (which request shall specify the number of Registrable Securities intended to be registered by Newtek) and the minimum price, if any, below which Newtek will not sell such Registrable Securities (which minimum price, if any, may be subsequently waived or changed in the discretion of Newtek), the Company shall include, or if an underwritten offering, shall cause the underwriter(s) to include, all Registrable Securities that the Company has been so requested to include by Newtek, and shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by Newtek, to the extent required to permit the disposition of the Registrable Securities so to be registered; provided that, if such registration involves an underwritten offering, Newtek must sell its Registrable Securities to be registered to the underwriters selected pursuant to Section (3)(d).

(b) Priority of Registrable Securities for Primary Piggyback Registrations. If a Piggyback Registration is an underwritten Primary Registration on behalf of the Company and the managing underwriter(s) advise the Company in writing that, in their reasonable opinion, the number of securities requested to be included in such offering exceeds the number of securities which marketing factors permit to be sold in such offering, then the Company shall include in such offering only that number of securities that in the opinion of such underwriters marketing factors permit to be sold in such offering, with priority for inclusion to be determined as follows: (i) first, the securities the Company proposes to sell, and (ii) second, pro rata between any securities entitled to registration rights pursuant to separate written contractual arrangements and the Registrable Securities requested to be included in such registration by Newtek.

(c) Priority of Registrable Securities for Secondary Piggyback Registrations. If a Piggyback Registration is an underwritten secondary offering on behalf of holders of the Company’s securities (other than holders of Registrable Securities) and the managing underwriter(s) advise the Company in writing that, in their reasonable opinion, the number of securities requested to be included in such offering exceeds the number of securities which marketing factors permit to be sold in such offering, then the Company shall include in such offering only that number of securities which in the opinion of such underwriters marketing factors permit to be sold in such offering, with priority for inclusion to be determined as follows: (i) first, the securities that such other holders of the Company’s securities propose to sell, (ii) second, a number of Registrable Securities requested to be included by Newtek, and (iii) third, the securities the Company proposes to sell.

(d) Selection of Underwriters. If any Piggyback Registration that is a Primary Registration is an underwritten offering, the Company shall select the investment banker(s) and manager(s) for such offering. If any Piggyback Registration is an underwritten secondary offering on behalf of other holder(s) entitled to registration rights (other than Newtek), such holder(s) on whose behalf the registration statement is being filed shall select the investment banker(s) and manager(s) for such offering.

(e) Withdrawal. Newtek shall have the right to withdraw all or any portion of its Registrable Securities in a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the underwriter or underwriters (if any) of its intention to withdraw such Registrable Securities from such Piggyback Registration up to (i) in the case of a Piggyback Registration not involving an offering using a registration statement on Form S-3 or another similar short-form registration statement, three (3) days prior to the effective date of the applicable registration statement or (ii) in the case of any Piggyback Registration involving an offering using a Form S-3 or another similar short-form registration statement, three (3) days prior to the expected pricing date of such offering. The Company (whether on its own good-faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may decide not to file or withdraw a previously filed Registration Statement in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement.

Section 4. Underwriter’s Lockup. Newtek agrees that, in connection with any underwritten offering of Common Stock in which it is participating, it shall enter into a customary lock-up agreement with the managing underwriter or underwriters of such offering of Common Stock for the ninety (90) day period (or any lesser period (i) applicable to the Company’s directors and officers in connection with such underwritten offering of Common Stock or (ii) as may be permitted by the managing underwriter or underwriters in such underwritten offering of Common Stock) after the pricing date of such underwritten offering of Common Stock, subject to any exceptions permitted by such managing underwriter or underwriters. Newtek agrees to execute and deliver such other agreements as may be reasonably requested by the managing underwriter or underwriters which are consistent with the foregoing or which are necessary to give further effect thereto.

Section 5. Registration Procedures. Whenever any Registrable Securities are to be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration, offering and the sale of such Registrable Securities hereunder in accordance with the intended method of disposition thereof as promptly as is practicable, and pursuant thereto the Company shall as reasonably practicable:

(a) notify Newtek of (i) the issuance by the Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, (ii) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iii) the effectiveness of each registration statement filed hereunder;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus or prospectus supplement used in connection therewith during the Effectiveness Obligation Period and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) furnish to Newtek such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and any prospectus supplement), each Free-Writing Prospectus and such other documents as Newtek may reasonably request in order to facilitate the disposition of the Registrable Securities;

(d) use its reasonable best efforts to register or qualify, and cooperate with such Newtek, the underwriters, if any, and their respective counsel, such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller or underwriter, if any, or their respective counsel reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

(e) except to the extent prohibited by applicable law and subject to entry into a customary confidentiality agreement or arrangement, make available after reasonable advance notice during business hours at the offices where such information is normally kept for inspection by Newtek and any underwriter participating in any distribution pursuant to such registration, and any attorney, accountant or other agent retained by Newtek or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request in connection with customary due diligence and drafting sessions, and cause the Company’s officers, directors and employees to supply all information reasonably requested by Newtek, underwriter, attorney, accountant or agent in connection with the same; provided, however, that information obtained hereunder shall be used by such persons only for purposes of conducting such due diligence or drafting sessions;

(f) promptly notify Newtek in writing at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances then existing, and, at the request of Newtek, the Company promptly shall prepare, file with the Commission and furnish to Newtek a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that Newtek, upon receipt of any notice from the Company of any event of the kind described in this Section 5(f), shall forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until Newtek is advised in writing by the Company that the use of the prospectus may be resumed and is furnished with a supplemented or amended prospectus as contemplated by this Section 5(f), and if so directed by the Company, Newtek shall deliver to the Company all copies, other than permanent file copies then in Newtek’s possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice; provided, further, that such obligation shall only apply during the Effectiveness Obligation Period;

(g) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed or quoted;

(h) provide and cause to be maintained a transfer agent, registrar and CUSIP number for all such Registrable Securities from and after a date not later than the effective date of such registration statement;

(i) take all reasonable actions to ensure that any Free-Writing Prospectus prepared by or on behalf of the Company in connection with any offering of Registrable Securities complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that such obligation shall only apply during the Effectiveness Obligation Period;

(j) use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary or final prospectus and in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for offering or sale in any jurisdiction, the Company shall use its reasonable best efforts to promptly obtain the withdrawal or lifting of such order, including through the filing of a registration statement or amending or supplementing the prospectus, if necessary;

(k) if requested by the managing underwriter(s) in a underwritten offering, obtain (i) a comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by such comfort letters and (ii) opinions of counsel from the Company’s counsel in customary form and covering such matters of the type customarily covered in a public issuance of securities, in each case in form and substance reasonably satisfactory to the underwriter(s) in such offering and addressed to the managing underwriter(s);

(l) otherwise use its reasonable best efforts to take all other steps necessary to effect the registration, marketing and sale of such Registrable Securities contemplated hereby; and

(m) notwithstanding any other provision of this Agreement, the Company may postpone the filing or the effectiveness of a registration statement or any amendment thereto or the filing of a prospectus or a prospectus supplement pursuant to this Agreement for a period of up to thirty (30) days if (i) the Board of Directors of the Company (the “Board”) determines that a postponement is in the best interest of the Company and its stockholders generally due to a pending transaction involving the Company (including a pending securities offering by the Company), (ii) the Board determines such filing would render the Company unable to comply with applicable securities laws or (iii) the Board determines such filing would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Blackout Period”); provided, however, that in no event shall any Blackout Period exceed an aggregate of one hundred and twenty (120) days in any twelve (12) month period.

Section 6. Certain Obligations of Holders of Registrable Securities. Newtek agrees as follows:

(a) Newtek shall cooperate with the Company (as reasonably requested by the Company) in connection with the preparation of the applicable registration statement and prospectus included therein and any supplement or amendment thereto, and, for so long as the Company is obligated to file and keep effective such registration statement, Newtek shall provide to the Company, in writing, for use in the applicable registration statement and prospectus included therein and any supplement or amendment thereto, all such information regarding Newtek and its plan of distribution of such securities as may be reasonably necessary to enable the Company to prepare the registration statement and prospectus included therein and any supplement or amendment thereto covering such securities, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith. If Newtek fails to timely cooperate with the Company in accordance with this Section 6(a), the Company will not be required to include the Registrable Securities in the applicable registration.

(b) During such time as Newtek may be engaged in a distribution of such securities, Newtek shall distribute such securities under the registration statement solely in the manner described in the registration statement.

(c) Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(f), Newtek shall immediately discontinue the disposition of its securities of the Company pursuant to the registration statement until Newtek’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 5(f). In the event the Company has given any such notice, the applicable time period set forth in Section 5(b) during which a registration statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 6(c) to and including the date when Newtek shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(f).

Section 7. Registration Expenses. All expenses incurred by the Company in connection with complying with its obligations pursuant to this Agreement, including all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, filing expenses, printing expenses, messenger and delivery expenses, fees and disbursements of custodians and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company, provided, however, that all Registration Expenses with respect to Underwritten Takedowns beyond the initial two (2) Underwritten Takedowns consummated in accordance with this Agreement shall be borne by Newtek. Notwithstanding the foregoing, Newtek shall bear and pay all underwriting discounts, selling commissions, stock transfer taxes and fees and expenses of its legal counsel and any of its other expenses incurred in connection with the matters set forth in this Agreement that are not Registration Expenses.

Section 8. Participation in Underwritten Registrations. Newtek may not participate in any registration hereunder which is underwritten unless Newtek (a) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements in form customary for transactions of this type (including pursuant to any over-allotment or “green shoe” option requested by the underwriters, provided that Newtek shall not be required to sell more than the number of Registrable Securities it has requested to include) and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements (including lock-up agreements) and other documents required under the terms of such underwriting arrangements to the extent the foregoing are customary in form and substance for underwritten offerings of such kind.

Section 9. Indemnification.

(a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, Newtek, its officers, directors, members, managers, partners, agents, Affiliates and employees, each investment manager or investment adviser of Newtek and each Person who acts on behalf of or controls Newtek (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, actions, damages, liabilities and expenses caused by, resulting from, arising out of or based upon any of the following statements, omissions or violations by the Company: (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, Free-Writing Prospectus or similar document (including any related registration statement, notification, or the like), or any amendment thereof or supplement thereto or any document incorporated by reference therein incident to any registration, qualification, compliance or sale effected pursuant to this Agreement, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other similar federal, state or common law or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, except to the extent that the same are caused by or based upon or related to any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with any Investor Information (as defined below).

(b) In connection with any registration in which Newtek is participating, Newtek shall furnish to the Company in writing such information and affidavits as the Company reasonably requests (such information, the “Investor Information”) for use in connection with any such registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus, offering circular, Free-Writing Prospectus or similar document (including any related registration statement, notification, or the like), or any amendment thereof or supplement thereto or any document incorporated by reference therein incident to any registration, qualification, compliance or sale effected pursuant to this Agreement and, to the fullest extent permitted by law, shall indemnify and hold harmless the Company, its directors, officers, agents and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus, offering circular, Free-Writing Prospectus or similar document (including any related registration statement, notification, or the like), or any amendment thereof or supplement thereto or any document incorporated by reference therein incident to any registration, qualification, compliance or sale effected pursuant to this Agreement and any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by Newtek expressly for use therein and in reliance upon and in conformity with the Investor Information expressly for use therein and has not been corrected in a subsequent writing prior to or concurrently with the sale of Registrable Securities to the Person asserting the claim.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not actually and materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party by giving written notice of the same. The indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without the consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one (1) separate counsel, chosen by Newtek by such conflicting indemnified parties, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof (A) the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation in form and substance reasonably satisfactory to such indemnified party, and (B) a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party, and provided that any sums payable in connection with such settlement are paid by the indemnifying party. The indemnifying party shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified party unless the indemnifying party has also consented to such judgment or settlement (such consent not to be unreasonably withheld, conditioned or delayed).

(d) If for any reason the indemnification provisions contemplated by Section 9(a) or Section 9(b) are held a court of competent jurisdiction to be unavailable to or insufficient to hold harmless an indemnified party in respect of or is otherwise unenforceable with respect to any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact has been made by or relates to information supplied by the indemnifying party or the indemnified party, whether the violation of the Securities Act or any other federal or state securities law or rule or regulation promulgated thereunder applicable to the Company and relating to any action or inaction required of the Company in connection with any registration of securities was perpetrated by the indemnifying party or the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 9(c), defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Newtek’s obligations in this Section 9(d) to contribute shall be limited to an amount equal to the net proceeds actually received by Newtek from the sale of Registrable Securities effected pursuant to such registration.

(e) The indemnification and contribution provided for under this Agreement shall be in addition to any other rights to indemnification and contribution that any indemnified party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party.

(f) The indemnities provided in this Section 9 shall survive the Transfer of any Registrable Securities by Newtek.

(g) The provisions of this Section 9 shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party or any officer, director or controlling person of such indemnified party.

Section 10. Facilitation of Sale Pursuant to Rule 144. The Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act), and shall take such further action as Newtek may reasonably request, all to the extent required from time to time to enable Newtek to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of Newtek in connection with its sale pursuant to Rule 144, the Company shall deliver to Newtek a written statement as to whether it has complied with such requirements.

Section 11. Term. This Agreement shall become effective upon the Closing and shall terminate upon the earlier to occur of (a) the date as of which all of the Registrable Securities have been sold pursuant to a registration statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)), (b) the date as of which all Registrable Securities have been sold under Rule 144 under the Securities Act and (c) the date as of which all Registrable Securities cease to be Registrable Securities. The provisions of Section 9 and Section 10 shall survive any termination.

Section 12. Lockup Provisions.

(a) Newtek hereby agrees during the Lockup Period that it will not Transfer any Company Preferred Stock or publicly announce its intention to Transfer any Company Preferred Stock, provided that (i) for the avoidance of doubt, Newtek may Transfer any Company Preferred Stock to one of its subsidiaries, (ii) this Section 12 shall not prohibit a Transfer in connection with a sale of the Company and (iii) this Section 12 shall be subject in all cases to Section 7.21 of the Merger Agreement.

(b) If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Company Preferred Stock as one of its equity holders for any purpose. In order to enforce this Section 12(b), the Company may impose stop-transfer instructions with respect to the Company Preferred Stock until the end of the Lockup Period.

(c) During the Lockup Period, the Company Preferred Stock shall contain a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A REGISTRATION RIGHTS AGREEMENT, DATED AS OF AUGUST 11, 2024, BY AND BETWEEN THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

Section 13. Definitions.

“Affiliate” means, as applied to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. The term “Affiliated” shall have the correlative meaning. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Common Stock” means the common stock, par value $0.001 per share, of Intelligent Protection Management Corp., a Delaware corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time-to-time thereunder.

“Free-Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 promulgated under the Securities Act.

“Lockup Period” means the period of time beginning on the date hereof and ending on the date that is one (1) year following the Closing.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Registrable Securities” means shares of Common Stock that are issuable upon conversion of the Subject Preferred Stock received by Newtek as part of the Closing Stock Consideration and the Earn-Out Stock Consideration Amount, if any. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been Transferred in accordance with such registration statement; (B) such securities shall have been otherwise Transferred; or (C) such securities cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).

“Rule 144,” “Rule 174,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Commission, as the same shall be amended from time to time, or any successor rule then in force.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time-to-time thereunder.

“Transfer” shall mean to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a Person.

Section 14. Miscellaneous.

(a) Remedies. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The Parties acknowledge and agree that any Party would be irreparably harmed by, and money damages would not be an adequate remedy for, any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any Party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(b) Amendments and Waivers. The provisions of this Agreement may be amended, and any provision of this Agreement may be waived, only upon the prior written consent of the Parties. No course of dealing between or among the Parties (including the failure of any Party to enforce any of the provisions of this Agreement) shall be deemed effective to modify, amend, waive or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement, and the failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach.

(c) Successors and Assigns; Joinder. Newtek may transfer or assign its rights under this Agreement in connection with a Transfer of twenty percent (20%) or more of the Subject Preferred Stock held by Newtek and its Affiliates as of the date hereof without the prior written consent of the Company; provided that reasonably promptly following any such Transfer, (i) Newtek provides a written notice to the Company stating the name and address of such transferee and identifying the amount of Registrable Securities with respect to which the rights under this Agreement were transferred and (ii) such transferee agrees in writing with the Company to be bound by this Agreement as fully as if it were an initial signatory hereto pursuant to a written instrument in form and substance reasonably acceptable to the Company, and any such transferee may thereafter make corresponding assignments so long as such assignments comply with the requirements set forth in this Section 14(c). In addition and for the avoidance of doubt, any subsidiary to which Newtek Transfers any Company Preferred Stock shall become party to this Agreement upon its agreement in writing with the Company to be bound by this Agreement as fully as if it were an initial signatory hereto pursuant to a written instrument in form and substance reasonably acceptable to the Company. Neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by the Company, except in connection with a purchase of all or substantially all of the Company’s assets, or to any successor by way of merger, consolidation or similar transaction.

(d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only in such jurisdiction and to the extent of such prohibition or illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement in such jurisdiction or any provisions of this Agreement in any other jurisdiction.

(e) Counterparts. This Agreement and any amendments hereto, to the extent signed and delivered in counterparts (any one of which need not contain the signatures of more than one Party hereto or thereto, but all such counterparts together shall constitute one and the same Agreement) by means of a facsimile machine or electronic transmission in portable document format (pdf), shall be treated in all manner and respects as an original thereof and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party hereto, each other Party hereto shall re-execute original forms hereof and deliver them to all other Parties hereto. No Party hereto shall raise the use of a facsimile machine or electronic transmission in pdf to deliver a signature or the fact that any signature or document was transmitted or communicated through the use of facsimile machine or electronic transmission as a defense to the formation of a contract, and each such Party forever waives any such defense.

(f) Descriptive Headings; Interpretation. The headings and captions used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the word “including” herein shall mean “including without limitation.” Any reference to the masculine, feminine or neuter gender shall be deemed to include any gender or all three as appropriate.

(g) Governing Law; Jurisdiction; Agreement for Service. This Agreement, and all claims or causes of action based upon, arising out of or related to this Agreement or the transactions contemplated herein, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware, for the purposes of any proceeding, claim, demand, action or cause of action (a) arising under this Agreement or the transactions contemplated hereby or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement, and irrevocably and unconditionally waives any objection to the laying of venue of any such proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or the transactions contemplated hereby or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 14(g) for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, the transactions contemplated hereby, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such Party’s respective address set forth in Section 14(i) shall be effective service of process for any such proceeding, claim, demand, action or cause of action.

(h) WAIVER OF TRIAL BY JURY. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(H).

(i) Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to the Company:

Intelligent Protection Management Corp.

30 Jericho Executive Plaza, Suite 400E

Jericho, NY 11735

Attn: Chief Executive Officer

E-mail: jkatz@paltalk.com

with a copy (which shall not constitute notice) to:

Haynes and Boone, LLP

2801 N. Harwood Street, Suite 2300

Dallas, TX 75201

Attn: Gregory R. Samuel

E-mail: greg.samuel@haynesboone.com

If to Newtek:

NewtekOne, Inc.

1981 Marcus Avenue, Suite 130

Lake Success, NY 11042

Attention: Chief Executive Officer and Chief Legal Officer

Email: bsloane@newtekone.com; mschwartz@newtekone.com

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad St.

New York, New York 10004

Attention: Jared M. Fishman

Email: fishmanj@sullcrom.com

(j) Rights Cumulative. The rights and remedies of each of the Parties under this Agreement shall be cumulative and not exclusive of any rights or remedies which a Party would otherwise have hereunder at law or in equity or by statute, and no failure or delay by either Party in exercising any right or remedy shall not impair any such right or remedy or operate as a waiver of such right or remedy, and neither shall any single or partial exercise of any power or right preclude a Party’s other or further exercise thereof or the exercise of any other power or right.

(k) No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(l) Other Registration Rights. Other than the Registration Rights Agreement with Clifford Lerner, dated October 7, 2016, the Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company. From and after the date of this Agreement, the Company shall not, without the prior written consent of Newtek, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are senior to or conflict with the registration rights granted to Newtek hereunder, including, for clarity, allowing any other holder of Common Stock to have registration rights in the nature or substantially in the nature of those set forth in this Agreement that would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration statement.

(m) Entire Agreement. This Agreement and the other agreements and instruments referred to herein contain the complete agreement between the Parties with respect to the subject matter hereof and thereof and supersede any prior understandings, agreements and representations by or between the Parties hereto (whether written or oral) that may have related to the subject matter hereof or thereof in any way.

* * * * *

IN WITNESS WHEREOF, the Parties have executed or caused to be executed on their behalf this Registration Rights Agreement as of the date first written above.

COMPANY:

INTELLIGENT PROTECTION MANAGEMENT CORP.

By:	/s/ Jason Katz
Name:	Jason Katz
Title:	Chief Executive Officer

NEWTEK:

NEWTEKONE, INC.

By:	/s/ Barry Sloane
Name:	Barry Sloane
Title:	Chief Executive Officer

Signature Page to Registration Rights Agreement